UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

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(Name of Registrant as Specified In Its Charter)

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The Gabelli Global Multimedia Trust Inc.
One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5070
Fax (914) 921-5118
www.gabelli.com
info@gabelli.com

Dear Shareholder:

Thank you for your investment in the Gabelli Global Multimedia Trust (the “Fund”).

Enclosed is the Fund’s April 19, 2010 press release announcing an initial cash distribution of $0.20 per share payable in June to the Fund’s common shareholders of record.  This distribution is the result of the Fund reinstating its distribution policy, at the annual rate of 10%, an increase from the previous rate of 5%.

We are pleased to highlight the Fund’s 91% NAV total return and 119% total return of the publicly traded shares (NYSE:GGT) for the one year period ended March 31, 2010.

We hope that you find these developments of interest.  Our team is available at 914-921-5070 or 800-GABELLI to respond to your questions and comments.

Sincerely,

/s/ Carter Austin

Carter Austin
Vice President

Returns represent past performance and do not guarantee future results.  Visit www.gabelli.com for additional information and performance data as of the most recent month end and for other time periods.

THE FUND AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE FUND’S SOLICITATION OF PROXIES FOR ITS 2010 ANNUAL MEETING OF SHAREHOLDERS (THE “ANNUAL MEETING”).  INFORMATION REGARDING THE INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE SOLICITATION WILL BE INCLUDED IN THE PROXY STATEMENT FILED BY THE FUND WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING.

THE FUND STRONGLY ADVISES ALL SHAREHOLDERS TO READ ITS PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

The Gabelli Global Multimedia Trust Inc.
One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5070
Fax (914) 921-5118
www.gabelli.com
info@gabelli.com

                 For information:
                 Carter Austin
                 (914) 921-5070

                             PRESS RELEASE

FOR IMMEDIATE RELEASE
Rye, New York                                                                                                                      NYSE – GGT
April 19, 2010                                                                                                                        CUSIP – 36239Q109

GABELLI GLOBAL MULTIMEDIA TRUST
DECLARES SECOND QUARTER DISTRIBUTION OF $0.20 PER SHARE AND
REAFFIRMS ITS 10% DISTRIBUTION POLICY

Rye, NY -- The Board of Directors of The Gabelli Global Multimedia Trust Inc. (NYSE:GGT) (the “Fund”) declared a $0.20 per share cash distribution payable on June 23, 2010 to common stock shareholders of record on June 16, 2010 pursuant to the Fund’s recent adoption of a 10% annual distribution policy.

The Fund had a 5% distribution policy in place from 2005 - 2008.  The Board of Directors elected to suspend this distribution policy in February 2009 given the financial market environment and investment opportunities available at the time.

The Fund’s NAV total return was 91% during the one year period ended March 31, 2010, compared with gains of 50% and 52% for the S&P 500 and the MSCI World Free Indices, respectively.  The total return for the Fund’s publicly traded shares was 119% during the one year period ended March 31, 2010.  For the first quarter of 2010, the Fund’s NAV total return was 9% and the total return for the Fund’s publicly traded shares was 12%, compared with gains of 5% and 3% for the S&P 500 and the MSCI World Free Indices, respectively.

The Board of Directors believes that reinstituting a distribution policy is appropriate in the current economic climate given the significant positive performance of the Fund over the past year and the success of a similar distribution policy of the Gabelli Equity Trust from which the Fund was spun-off in November 1994.  The Equity Trust instituted a 10% distribution policy for its common shareholders in 1988, which has been beneficial in the market price of the Equity Trust’s publicly traded common shares generally tracking the Equity Trust’s net asset value (“NAV”) per share over the long-term.  The Board of Directors also believes the distribution policy may serve as a catalyst to realize value for the Fund’s common shareholders.  The Board of Directors recognizes that cash flow is a consideration for many of the Fund’s shareholders and believes that periodic cash distributions may attract investors seeking a consistent level of cash flow.  A distribution policy is one of several shareholder initiatives the Board of Directors has implemented in its effort to narrow the discount to net asset value of the Fund’s publicly traded common shares.  With these initiatives, the Board of Directors believes that the Fund’s publicly traded common shares would more closely track the Fund’s NAV per share.  The Fund’s distribution policy is subject to modification by the Board of Directors at any time.

The Fund’s share repurchase program remains in effect.  However, the Board of Directors intends to review narrowing the threshold at which the Fund may repurchase shares at its next regularly scheduled quarterly board meeting in May.  Currently, the Fund may repurchase shares at a discount of 10% or more from the NAV per share.  The Fund will provide notice of any modifications to the share repurchase parameters within its periodic reports to shareholders in accordance with Section 23(c) of the Investment Company Act of 1940, as amended.

The Gabelli Global Multimedia Trust Inc. is a non-diversified, closed-end management investment company with $154 million in total assets whose primary investment objective is long-term growth of capital.  The Investment Adviser is a subsidiary of GAMCO Investors, Inc. (NYSE:GBL), which is a publicly traded NYSE listed company.

Returns represent past performance and do not guarantee future results.  Visit www.gabelli.com for additional information and performance data as of the most recent month end and for other time periods.

THE FUND AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE FUND’S SOLICITATION OF PROXIES FOR ITS 2010 ANNUAL MEETING OF SHAREHOLDERS (THE “ANNUAL MEETING”).  INFORMATION REGARDING THE INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE SOLICITATION WILL BE INCLUDED IN THE PROXY STATEMENT FILED BY THE FUND WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING.

THE FUND STRONGLY ADVISES ALL SHAREHOLDERS TO READ ITS PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.